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                                                                 EXHIBIT 23(a)


                 Consent of the Independent Public Accountants


As independent public accountants, we hereby consent to the use of our report on the consolidated financial statements of Banner Aerospace, Inc. and Subsidiaries for the year ended March 31, 1998 (and all references to our Firm) included in this Form 10-K, into the Company's previously filed Form S-8 Registration Statement File Nos. 33-43100, 33-43101, 33-60318 and 333-20255.



                                                            Arthur Andersen LLP




Washington, DC
June 25, 1998